Exhibit 10.7

NON-EXCLUSIVE ACCESS EASEMENT

KNOW ALL MEN BY THESE PRESENTS, THAT THE COLUMBUS REGIONAL AIRPORT AUTHORITY, (hereinafter referred to as “Authority” or “Grantor”), a port authority duly created and existing under Chapter 4582 of the Ohio Revised Code, for One Dollar ($1.00) and other good and valuable consideration paid by AIRNET SYSTEMS, INC.  (hereinafter referred to as “Grantee”), the receipt of which is hereby acknowledged, does hereby provide and grant unto said Grantee, its successors and assigns, a non-exclusive easement and right-of-way (the “Easement”) over and across the following described real property (the “Easement Area”), for so long as the Easement is used solely for the purposes herein mentioned, for the purpose of providing a means of vehicular ingress to and egress from (a) the real property leased by Grantee from Grantor and (b) Port Road, a public roadway, such Easement Area being more particularly described as follows:

(SEE LEGAL DESCRIPTION ATTACHED HERETO AS EXHIBIT “A” AND MADE A PART HEREOF)

For reference only, the foregoing described Easement is granted across real property commonly known as Alan Schwarzalder Street, a private street located at Rickenbacker International Airport (“Airport”).

The Easement is granted, subject to the conditions, restrictions, and limitations contained herein.  The recording of this Non-Exclusive Access Easement or use of the Easement by the Grantee, for itself and its successors and assigns, shall be deemed acknowledgment and acceptance by Grantee of all terms and conditions, restrictions, and limitations contained herein, which shall be effective and binding upon the Grantee, its successors and assigns.  The Easement shall constitute an appurtenance to the real property which Grantee leases from Grantor pursuant to a lease dated January 20, 2004, a Memorandum of which is recorded as Instrument No.                                                  in the Recorder’s Office, Franklin County, Ohio (the “Lease”).

1.             Grantee assumes the risk and shall indemnify and hold harmless Grantor and/or Grantors’ directors, officers, employees, public officials, agents, customers, invitees, and licensees against, any and all demands, claims, causes of action, fines, penalties, damages, losses, liabilities, judgments, and expenses for bodily injury, death, any other personal injury, damage to real or personal property, and business interruption (including, without limitation, attorneys’ fees and court costs) incurred in connection with or arising from: (1) the use or occupancy of the Easement Area by Grantee, or its employees, agents, contractors, invitees, visitors, any other person entering upon the Easement Area under the express or implied invitation of Grantee, or any person claiming under Grantee; (2) any activity, work, or thing done, or permitted or suffered on or about the Easement Area by Grantee, or its employees, agents, contractors, invitees, visitors, any other person entering upon the Easement Area under the express or implied invitation of Grantee, or any person claiming under Grantee; (3) any acts, omissions, or negligence of Grantee, or its employees, agents, contractors, invitees, visitors, any other person entering upon the Easement Area under the express or implied invitation of Grantee, or any person claiming under Grantee; (4) any breach, violation, or nonperformance by Grantee, or its employees, agents, contractors, invitees, visitors, any other person entering upon the Easement Area under the express or implied invitation of Grantee, or any person claiming under Grantee, of any term, covenant, or provision of this Non-Exclusive Access Easement or any law, ordinance, or governmental requirement of any kind; or, (5) (except for loss of use of all or any portion of the Easement Area or Grantee’s property located within the Easement Area which is proximately caused by or results proximately from the negligence or willful misconduct of Grantor), any injury or damage to the person, property, or business of Grantee, or its employees, agents, contractors, invitees, visitors, any other person entering upon the

Easement Area under the express or implied invitation of Grantee, or any person claiming under Grantee.  If any action or proceeding is brought against Grantor and/or Grantors’ directors, officers, employees, public officials, agents, customers, invitees, or licensees by reason of any such claim, Grantee, upon notice from Grantor, will defend the claim at Grantee’s expense with counsel satisfactory to Grantor.

2.                                       Grantor expressly reserves a reversionary interest in the Easement Area.  Grantee shall not share, lease, assign, sell, convey, or transfer all or any part of the Easement or rights granted herein.  In the event (a) Grantee should cease to use the easement for any consecutive three (3) year period, (b) Grantee’s Lease terminates, (c) the private roadway located within the Easement Area (the “Roadway”) becomes a publicly dedicated roadway, or (d) Grantee abandons, disuses, shares, leases, sells, assigns, conveys, or transfers all or any part of the Easement, or rights granted herein, the Easement and all rights connected therewith shall terminate and revert to Grantor in accordance with the Grantor’s interest in the real property, and a Grantor may file an Affidavit of Facts Relating to Title for the purpose of giving public notice of any such reversion.  Upon termination and reversion as stated, the Grantee shall execute and deliver a recordable instrument of conveyance returning the herein described easement rights to Grantor and releasing any and all rights which my have been conveyed hereby.  Grantor shall be released from any obligation or liability to Grantee arising or resulting from the granting or termination.

3.                                       Grantee agrees to be responsible for all costs related to damage to Grantors’ real property or interest therein, which damage was occasioned by or resulted from the Grantee’s use of the Easement.  Grantee agrees to limit the size and weight of the vehicular traffic to that which the Roadway was designed to carry.  Until such time as the Roadway is dedicated as a public roadway, Grantor shall be responsible for the maintenance (including snow removal) and repair thereof and shall keep the same in a good and usable condition, free of obstruction.

4.                                       The rights granted herein do not include any rights of Grantee to construct or install any improvements in the Easement Area without the written authorization of the Authority.

5.                                       The rights granted herein are nonexclusive and shall not be construed to interfere with or restrict the Grantor’s paramount right to use the Easement Area for any and all public purposes, to fully use and enjoy the property, or construct and maintain property improvements, including without limitation roadways, waterlines, sanitary sewers, electric and cable systems, and airport facilities, in, over, under, across and through Easement Area, so long as such use and enjoyment does not unduly interfere with the use of the Easement for the purposes granted to Grantee.  Grantor reserve the right to designate reasonable access points for Grantee, and Grantee shall be restricted to use of such access points designated by Grantor.  Grantee shall construct no additional roads or drives on Grantors’ property.  Grantor reserves the right to take all steps necessary or desirable for airport security and for compliance with laws, rules and regulations including, without limitation, FAA regulations, guidelines, grant assurances, and Airport Rules and Regulations.

6.                                       Grantee shall not permit or suffer to exist any mechanics or materialman’s lien of any kind or nature against the Easement Area or other lands owned by Grantor for any work done or materials furnished at the instance, request, or on behalf of Grantee.  Grantee shall indemnify and hold harmless Grantor against any and all liens, claims, demands, costs, and expenses of any nature connected with or arising out of such work done or materials furnished.

7.                                       All activities conducted on the Easement Area by Grantee shall be conducted in compliance with all laws, ordinances, rules, and regulations including, without limitation, environmental, land use, and public utility laws, rules and regulations.  This includes, but is not limited to, any rules, regulations, and/or permitting process established by Grantor to regulate access to the Easement Area in addition to the terms contained herein.  The obligations of Grantee to Grantor (and the venue provision) shall survive the termination of this Easement and/or reversion of the Easement Area.  Any claim brought pursuant to the terms of this Easement shall be brought in the Franklin County Court of Common Pleas or in U.S. District Court for the Southern District of Ohio, Eastern Division, in Columbus, Ohio.

IN WITNESS WHEREOF, the Grantor, Columbus Regional Airport Authority, by its duly authorized officer Elaine Roberts, President & CEO of the Columbus Regional Airport Authority, duly authorized by Resolution No. 83-03, passed on the 25th day of November, 2003, has caused this instrument to be executed and subscribed this 20th day of January, 2004.

COLUMBUS REGIONAL AIRPORT AUTHORITY
A port authority created and existing under Revised Code Chapter 4582

/s/ Jeffery Schwab	/s/ Elaine Roberts
Witness	Elaine Roberts, A.A.E.
Print Name: JEFFERY SCHWAB	President & CEO

/s/ Gretchen Sandusky
Witness
Print Name: GRETCHEN SANDUSKY

STATE OF OHIO
COUNTY OF FRANKLIN, SS:

BE IT REMEMBERED, that on this 20th day of January, 2004, the foregoing instrument was acknowledged before me on behalf of the Columbus Regional Airport Authority, by Elaine Roberts, A.A.E., President & CEO.

/s/ David Wayne Saleme
Notary Public

DAVID WAYNE SALEME Attorney At Law Notary Public, State of Ohio My Commission Has No Expiration Date
Section 147.03 R.C.
This Instrument Prepared By:

David W. Saleme, Esq.
Associate Counsel, Real Estate
Columbus Airport Authority
4600 International Gateway
Columbus, Ohio 43219

Exhibit A

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